Exhibit 10.21

August 2014

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

and

SF SUNTECH INC.

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AMENDMENT is made on 27 August 2014

BETWEEN:

(1)
Powin Corporation, a corporation incorporated under the laws of the State of Nevada, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (Powin Corp);

(2)
Powin Energy Corporation, a corporation incorporated under the laws of the State of Oregon, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (the Issuer); and

(3)	SF Suntech Inc., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong (the Investor).

WHEREAS:

(A)	Powin Corp, the Issuer and the Investor entered into a subscription agreement on 7 August 2014 (the “Subscription Agreement”).

(B)	The parties of the Subscription Agreement intend to amend certain terms of the Subscription Agreement.

IT IS AGREED as follows:

1.	DEFINITION AND INTERPRETATION

1.1	Definitions

Terms defined in the Subscription Agreement shall, unless otherwise defined in this Supplemental Agreement or a contrary intention appears, bear the same meaning when used in this Supplemental Agreement and the following terms shall have the following meanings:

"Supplemental Agreement" means this supplemental agreement; and

"Party" or "Parties" means a party or party to this Supplemental Agreement.

1.2	Interpretation

The provisions of clause 1.2 of the Subscription Agreement shall also apply to this Supplemental Agreement but references to clauses are to clauses of this Supplemental Agreement unless otherwise specified.

2.	AMENDMENT

2.1	In consideration of the mutual covenants contained herein, the Parties agree to make the following amendments to the Subscription Agreement:

2.2	The definition of "Closing Date" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Closing Date means the date of Closing, which, subject to the satisfaction of all of the Conditions, shall be 26 September 2014, or on such other date as the Parties may agree;"

2.3	The definition of "Long Stop Date" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Long Stop Date means [30 September 2014] (or such later date as may be agreed between the Parties);"

2.4	A new definition of "Deposit" shall be added to clause 1.1 of the Subscription Agreement as follows:

"Deposit has the meaning given to it in clause 3.2;"

2.5	A new clause 3.2 shall be added to the Subscription Agreement as follows:

"3.2           Deposit

3.2.1	On or before 29 August 2014, the Investor shall pay US$3,000,000 (the "Deposit") to the Issuer by way of telegraphic transfer to the following bank account of the Issuer:

Account number: 2281951026
International Swift code: WFBIUS6S
Domestic swift code: 121000248
Wells Fargo Bank, N.A.
Bank address: 420 Montgomery, San Francisco CA 94104

3.2.2	The Deposit shall be refundable in accordance with the provisions of this clause 3.2.3 and shall not be interest bearing.

3.2.3
If Closing does not take place in accordance with clause 4, the Issuer shall within 10 Business Days after the Long Stop Date return the Deposit in full to the Investor by way of telegraphic transfer to a bank account of the Investor previously notified in writing to the Issuer.

3.2.4	If Closing takes place in accordance with clause 4, the Deposit shall be applied in full towards the payment of the Firm Share Price."

2.6	Clause 4.4 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"At the Closing and the Option Closing (if any), the Investor shall, against compliance by the Issuer of its obligations set out in clause 4.2 or 4.3 (as the case may be), transfer by wire transfer to a bank account to be notified in writing by the Issuer to the Investor not later than three days prior to the Closing Date or the Option Closing Date, as applicable, the funds representing the Firm Share Price (less the Deposit) or Option Share Price, as the case may be, and, at Closing, deliver to Powin Corporation the original of the Shareholders' Agreement duly executed by the Investor."

3.	CONTINUATION

3.1	This Supplemental Agreement is supplemental to, and shall be construed as one with, the Subscription Agreement.

3.2
Except as varied by the terms of this Supplemental Agreement, the Subscription Agreement will remain in full force and effect and any reference to the Subscription Agreement or to any provision of the Subscription Agreement will be construed as a reference to the Subscription Agreement, or that provision, as amended by this Supplemental Agreement.

4.	OTHERS

4.1	Hong Kong law shall govern this Supplemental Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law.

4.2	The provisions of clauses 7 to 19 of the Subscription Agreement shall apply to this Supplemental Agreement as if set out herein.

IN WITNESS whereof this Supplemental Agreement has been executed as a deed on the day and year first above written.

Signed by POWIN CORPORATION

By:	Joseph Lu

Name:	Joseph Lu

Title:	President & CEO

Signed by POWIN ENERGY CORPORATION

By:	Nicholas Goyak

Name:	Nicholas Goyak

Title:	Corporate Secretary

Signed by SF SUNTECH INC.

By:

Name:

Title: